UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2009

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, P.O.BOX 28183, Columbus, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2009, Core Molding Technologies, Inc. (the "Company") and its affiliate, Corecomposites de Mexico, S. DE R.L. DE C.V., entered into a second amendment (the "Second Amendment") to that certain Credit Agreement, dated as of December 9, 2008, with KeyBank National Association as a lender, lead arranger, sole book runner and administrative agent (the "Credit Agreement"). Pursuant to the terms of the Second Amendment, the parties agreed to modify certain terms of the Credit Agreement. These modifications included (1) an increase in the applicable margin for interest rates applicable to Eurodollar Loans and Daily Libor Loans to 450 basis points, effective June 30, 2009, for both construction loans and the revolving line of credit; with all rates other than rates applicable to the term loan decreasing by 25 basis points upon reaching a leverage ratio of less than 2.25 to 1.00, (2) a decrease in the applicable margin for the interest rate applicable to the term loan to 200 basis points in excess of the Eurodollar Loans or the Base Rate, (3) a change in the definition of consolidated EBITDA to add back non-cash post-retirement expenses minus retirement benefits paid in cash, and (4) the deletion of the 150 basis point interest rate floor from the LIBOR rates applicable to the $8,000,000 and $12,000,000 construction loans and the revolving line of credit, and (5) the extension of the commitment for the revolving line of credit to April 30, 2011.

The foregoing description is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained above under Item 1.01 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:
10.1 Second Amendment to Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

July 2, 2009	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement